UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2020

TRIUMPH BANCORP, INC.

(Exact name of registrant as specified in its charter)

Texas	001-36722	20-0477066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Park Central Drive, Suite 1700, Dallas, Texas		75251
(Address of Principal Executive Offices)		(Zip Code)

(214) 365-6900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TBK	NASDAQ Global Select Market
Depositary Shares Each Representing a 1/40th Interest in a Share of 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock	TBKCP	NASDAQ Global Select Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2020, Triumph Bancorp, Inc. (the “Company”) announced that Douglas M. Kratz, who has been a member of the Company’s Board of Directors since 2013, retired from the Board of the Directors of the Company effective October 29, 2020.   Kratz, age 69, retired to attend to ongoing health matters.

Item 8.01. Other Events

On November 2, 2020, the Company issued a press release announcing the retirement of Douglas M. Kratz from the Board of Directors of the Company, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
99.1	Press release, dated November 2, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRIUMPH BANCORP, INC.

By:	/s/ Adam D. Nelson
Name: Adam D. Nelson Title: Executive Vice President & General Counsel

Date: November 2, 2020